UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 22, 2022

MARATHON BANCORP, INC.
(Exact Name of Registrant as Specified in its Charter)

Maryland	000-56269	86-2191258
(State or Other Jurisdiction)	(Commission File No.)	(I.R.S. Employer
of Incorporation)		Identification No.)

500 Scott Street, Wausau, Wisconsin		54402
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (715) 845-7331

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Not Applicable	Not Applicable	Not Applicable

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07	Submission of Matters to a Vote of Security Holders

The Annual Meeting of Stockholders of Marathon Bancorp, Inc. (the “Company”) was held on November 22, 2022. The matters listed below were submitted to a vote of the stockholders through the solicitation of proxies, and the proposals are described in detail in the Company’s definitive proxy statement filed with the Securities and Exchange Commission on October 17, 2022. All proposals were approved by the Company’s stockholders. The final results of the stockholder vote were as follows:

1. Election of directors for three-year terms.

	For	Withheld	Broker Non-Votes
Ann M. Werth	1,732,436	252	131,430
Timothy R. Wimmer	1,732,436	252	131,430

2.	The ratification of the appointment of Bonadio & Co., LLP as the Company’s independent registered public accounting firm for the fiscal year ending June 30, 2023.

For	Against	Abstain	Broker Non-Votes
1,853,655	13	10,450	—

Item 9.01. Financial Statements and Exhibits
(d)  Exhibits.

Exhibit No.	Description

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Marathon Bancorp, Inc.
DATE: November 22, 2022	By:	/s/ Nicholas W. Zillges
Nicholas W. Zillges President and Chief Executive Officer